SUBSIDIARIES AND OTHER INVESTMENTS OF THE COMPANY

The following table sets forth the name and state or other jurisdiction of incorporation of our subsidiaries as of December 31, 2023. Except as otherwise indicated, each subsidiary is owned, directly or indirectly, by us. Some subsidiaries have been dissolved or merged during the year.

Name	Jurisdiction of Incorporation
3D Canada Company	Canada
3D European Holdings Ltd.	United Kingdom
3D Holdings, LLC	Delaware
3D Latam LLC	Delaware
3D Systems Asia-Pacific Pty Ltd	Australia
3D Systems Benelux B.V.	The Netherlands
3D Systems Europe Ltd.	United Kingdom
3D Systems France SARL	France
3D Systems GmbH	Germany
3D Systems Hong Kong Co., Limited	Hong Kong
3D Systems India, Inc.	Delaware
3D Systems Industria E Comercio LTDA	Brazil
3D Systems India Private Limited	India
3D Systems Italia S.r.l.	Italy
3D Systems Japan K.K.	Japan
3D Systems Korea, Inc.	Korea
3D Systems S.A.	Switzerland
3D Systems Turkey Makine Pazarlama ve Ticaret Anonim Şirketi	Turkey
3D Systems, S.A. de C.V.	Mexico
3D Systems, Inc.	California
3DS Additive Israel Ltd	Israel
AMT, Inc.	Delaware
Geomagic (Shanghai) Software Co., Ltd.	Shanghai, China
Geomagic, Inc.	Delaware
Kumovis GmbH	Germany
Kumovis, Inc.	Delaware
LayerWise NV	Belgium
LayerWise, Inc.	Delaware
Medical Modeling Inc.	Colorado
Medical Precision Parts (MPP)	Belgium
NextDent B.V.	The Netherlands
OptoForm LLC (a)	Delaware
Oqton Belgium NV	Belgium
Oqton Denmark Aps	Denmark
Oqton Shanghai Ltd.	China
Oqton Singapore Pte. Ltd.	Singapore
Oqton, Inc.	Delaware
Phenix Systems	France
Product Development Group LLC	Delaware

Quickparts.com, Inc.	Delaware
Rapidform, Inc.	California
Robtec Ltda	Uruguay
Shanghai Forever Technology & Development Co., Ltd.	China
Shemesh Printing Merger Company 2023 Ltd.	Israel
Sint-Tech SARL	France
Systemic Bio, LLC	Delaware
3D Systems India Private Limited	India
Titan Additive LLC	Delaware
Vertex-Dental Asia PTE Ltd	Singapore
Vertex-Dental B.V.	The Netherlands
Vertex-Global Holding B.V.	The Netherlands
VIDAR Systems LLC	Virginia
Volumetric Biotechnologies, Inc.	Delaware
Wematter AB	Sweden
Wuxi Easyway Model Design & Manufacture Co, Ltd.	China
Z Corporation	Massachusetts

(a) We directly or indirectly own 60% of the outstanding interests.